Exhibit 99.10
CONSENT OF PAGE EMERSON HUGHES, JR.
Pursuant to Rule 438 of the General Rules and Regulations under the Securities Act of 1933, I, Page Emerson Hughes, Jr., hereby consent to be named as a prospective director of Community Bankers Acquisition Corp. (“Community Bankers”) in the Registration Statement on Form S-4 of Community Bankers, dated February 26, 2008, and any subsequent amendments thereto, and to the filing of this consent as an exhibit to the Registration Statement.

Signature:	/s/ Page Emerson Hughes, Jr.

Name:	Page Emerson Hughes, Jr.
Dated: February 22, 2008